Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts



Nuveen Investment Trust III (the  Trust )

811-09037


We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement filed as Exhibit 99D.1 and
Exhibits 99D.3, respectively, under Conformed
Submission Type 485BPOS, accession number
0001193125-14-416419, on November 18, 2014.